Exhibit 10.4

STOCK PURCHASE AGREEMENT

By and Between

SMITHKLINE BEECHAM CORPORATION AND GLAXO GROUP LIMITED

AND

PRAECIS PHARMACEUTICALS INCORPORATED

Dated as of April 7, 2006

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 7, 2006, by and between SmithKline Beecham Corporation, a corporation organized under the laws of Pennsylvania, having a principal place of business at One Franklin Plaza, 200 N. 16th Street, Philadelphia, Pennsylvania 19102 (“SBC”) and Glaxo Group Limited, a company organized under the laws of England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue Greenford, Middlesex, UB6 ONN, United Kingdom (“GGL”, and with SBC collectively, the “Investor” and each sometimes referred to herein as an “Investor”), and PRAECIS PHARMACEUTICALS INCORPORATION (the “Company”), a corporation organized under the laws of Delaware with its principal place of business at 830 Winter Street, Waltham, Massachusetts 02451-1420.

WHEREAS, concurrently with the execution of this Agreement, the Investor and the Company have entered into a Pilot Study and Option Agreement (the “Pilot Study Agreement” and together with this Agreement, the “Transaction Agreements”); and

WHEREAS, it is contemplated by the Pilot Study Agreement that the Investor purchase, and the Company issue and sell to the Investor, shares of common stock of the Company pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations and warranties and mutual promises and obligations contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Defined Terms.  When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“Affiliate” of a Person shall mean any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.  A Person shall be deemed to “control” another Person if it (i) owns, directly or indirectly, beneficially or legally, voting securities or other comparable ownership interest representing a majority of the voting power of all outstanding voting securities or other comparable ownership interest of such other Person generally entitled to vote for the election of members of the board of directors or comparable governing body of such other Person, or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of such other Person.

“Announcement Date” shall mean the date the Company issues a press release announcing the execution of the Transaction Agreements pursuant to Section 8.11 of this Agreement.

“Business Day” shall mean any day other than a Saturday or Sunday or a day on which banks located in New York, New York are authorized or required by law to close.

“Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share, together with the associated Rights.

“Disposition” or “Dispose of” shall mean any (i) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Investment Shares or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Investment Shares, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Governmental Authority” shall mean any federal, state, municipal, local, provincial or regional governmental authority in the United States or other political subdivision thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Investment Shares” shall mean the total number of shares of Common Stock, determined as provided in Section 2.2, to be issued by the Company and purchased by the Investor at the Closing.

“Material Adverse Effect” shall mean any events, occurrences or circumstances which give rise to or would reasonably be expected to give rise to, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company.

“Organizational Documents” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended, as in effect on the date hereof, and the Company’s Third Amended and Restated Bylaws, as in effect on the date hereof.

“Per Share Price” shall mean the average of the daily closing prices per share of the Common Stock on The Nasdaq National Market, as reported in the Wall Street Journal, over the trading days during the period beginning on, and including, March 11, 2006, and ending on, and including, April 25, 2006.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a Governmental Authority.

“Rights” shall mean the rights issued or issuable under the Rights Agreement.

“Rights Agreement” shall mean the Rights Agreement dated as of January 24, 2001 between the Company and American Stock Transfer & Trust Company, as Rights Agent.

1.2           Additional Defined Terms.  In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

Defined Term	Section

Agreement	Preambles
Closing	2.3
Closing Date	2.3
Company	Preambles
Company SEC Documents	3.7(a)
Exchange Act	3.7(a)
GGL	Preambles
Investor	Preambles
Pilot Study Agreement	Preambles
Purchase Price	2.1
Rule 144	4.5
SBC	Preambles
SEC	3.5
Securities Act	3.7(a)
Severed Clause	8.10
Stock Plan	3.2
Transaction Agreements	Preambles

1.3           Construction.  In this Agreement, unless the context otherwise requires:

(a)       any reference in this Agreement to “writing” or comparable expressions includes a reference to facsimile transmission or comparable means of communication;

(b)       words expressed in the singular number shall include the plural and vice versa, words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(c)       references to Articles and Sections are references to articles and sections of this Agreement;

(d)       reference to “day” or “days” are to calendar days; and

(e)       “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import.

ARTICLE 2
PURCHASE AND SALE OF COMMON STOCK

2.1           Issuance and Purchase of Common Stock.  Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investor at the Closing, and SBC and GGL jointly and severally agree to purchase at the Closing, the Investment Shares, for an aggregate purchase price of $500,000 (the “Purchase Price”).

(a)       Determination of Investment Shares.  The number of shares of Common Stock that will be issued by the Company and purchased by the Investor at the Closing shall be the quotient, rounded to the nearest whole number, obtained by dividing the Purchase Price by the Per Share Price; provided, however, that in no event will the number of shares of Common Stock that will be issued by the Company and purchased by the Investor hereunder exceed 19.9% of the shares of Common Stock issued and outstanding as of the date of this Agreement.  The Investment Shares shall be registered 54.16% in the name of GGL and 45.84% in the name of SBC, in each case rounded to the nearest full share.

2.2           Closing.  Subject to the satisfaction or waiver of each of the conditions set forth in Article 6, the closing of the purchase and sale of the Investment Shares (the “Closing”) shall occur on April 28, 2006 or such other time, date and place as are mutually agreed upon by the Investor and the Company. The date on which the Closing occurs is referred to as the “Closing Date.” The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher, & Flom, LLP, One Beacon Street, Boston, Massachusetts.

2.3           Closing Obligations.

(a)       At the Closing, the Company shall deliver to the Investor:

(i)            stock certificates, registered in the names of GGL and SBC, representing the Investment Shares; and

(ii)           the certificates specified in Section 6.1(c).

(b)       At the Closing, the Investor shall (and each of SBL and GCL jointly and severally agree to) deliver to the Company the Purchase Price by wire transfer of immediately available funds to the Company’s account in accordance with wire transfer instructions provided by the Company to the Investor at least three Business Days prior to the Closing.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as of the date hereof as follows:

3.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted in the Company SEC Documents, to enter into this Agreement as described, and to issue and sell the Investment Shares to the Investor as provided in this Agreement.

3.2           Capitalization.  The authorized capital of the Company as of April 7, 2006 consisted of 200,000,000 shares of Common Stock, par value $0.01 per share, of which, as of

April 7, 2006, (i) 10,513,055 shares were issued and outstanding, (ii) 2,193,583 shares remained authorized and available for issuance under the Company’s Third Amended and Restated 1995 Stock Plan (the “Stock Plan”), of which 1,651,354 were reserved for issuance upon the exercise of outstanding stock options granted under the Stock Plan, and (iii) 23,332 shares remained authorized and available for issuance under the Company’s Second Amended and Restated Employee Stock Purchase Plan.  All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, and are fully paid and non-assessable.

3.3           Authorization.  All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, and the performance of all obligations of the Company hereunder, including the authorization, issuance and delivery of the Investment Shares, has been taken.  This  Agreement has been duly executed and delivered by the Company and, upon due execution and delivery by the Investor, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy.

3.4           No Conflicts.  The execution and performance of this Agreement and compliance with the provisions thereof by the Company, do not and will not: (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under, (or an event which, with notice or lapse of time or both, would become a default under,) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, or (c) violate or conflict with any of the provisions of the Company’s Organizational Documents; except, in the case of subsections (a) and (b) as would not have a Material Adverse Effect.

3.5           No Governmental Consents or Filings.  No consent, approval, authorization or other order of, or filing with, any Governmental Authority is required to be obtained or made by the Company in connection with the Company’s execution, delivery and performance of this Agreement including the issuance and sale pursuant to this Agreement of the Investment Shares, except such filings as may be required to be made with the Securities and Exchange Commission (the “SEC”), any state blue sky or securities regulatory authority and The Nasdaq Stock Market, which filings shall be made in a timely manner in accordance with all applicable laws, rules, regulations, statutes, ordinances and orders.

3.6           Valid Issuance of Investment Shares.  When issued, sold and delivered in accordance with the terms hereof for the consideration provided herein, the Investment Shares shall be duly authorized, validly issued, fully paid and nonassessable, free from any encumbrances or restrictions on transfer other than restrictions on transfer under this Agreements and under federal and state securities laws.

3.7           Company SEC Documents; Financial Statements; Nasdaq Stock Market.

(a)       Since December 31, 2004, the Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (such filings since such date, the “Company SEC Documents”).  As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Document when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)       The audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with generally accepted accounting principles in the United States as of the dates thereof and the results of its operations and cash flows for the periods then ended.

(c)       The Common Stock is listed on The Nasdaq Stock Market and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Stock Market.

3.8           Offering.  Subject to the accuracy of the Investor’s representations set forth in Sections 4.3, 4.4 and 4.5, the offer, sale and issuance of the Investment Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

SBC and GGL hereby jointly and severally represent and warrant to the Company as of the date hereof as follows:

4.1           Organization; Good Standing.  Each Investor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  Each Investor has all requisite corporate power and corporate authority to enter into this Agreement and to purchase the Investment Shares as provided herein.

4.2           Authorization.  All corporate action on the part of each Investor, and its directors and stockholders necessary for the authorization, execution and delivery of this Agreement by the Investor, and the performance of all obligations of the Investor hereunder, including the purchase of the Investment Shares, has been taken.  This Agreement has been duly executed and delivered by each Investor and, upon due execution and delivery by the Company, will constitute a valid and legally binding obligation of each Investor, enforceable against each Investor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy.

4.3           Purchase Entirely for Own Account.  The Investment Shares shall be acquired for investment for each Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and neither Investor has any present intention of selling, granting any participation, or otherwise distributing the Investment Shares.  Neither Investor has any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Investment Shares.

4.4           Investment Experience and Accredited Investor Status.  Each Investor is an “accredited investor” (as defined in Regulation D under the Securities Act).  Each Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Investment Shares to be purchased hereunder.

4.5           Restricted Securities.  Each Investor understands that the Investment Shares, when issued, shall be “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In connection with this, each Investor represents that it is familiar with Rule 144 of the Securities Act, as presently in effect (“Rule 144”).

ARTICLE 5
COVENANTS

5.1           Further Assurances.  The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

5.2           Limitations on Dispositions.

(a)       Through the second anniversary of the Closing Date, neither of the Investors nor any of their respective Affiliates shall make any Disposition, except, upon prior written notice to the Company, to an Affiliate of such Investor, provided such Affiliate shall, and shall agree in writing with the Company that it shall, be subject to the same restrictions on Dispositions set forth in, and bound by the other provisions of, this Article 5 applicable to the Investor.  After the second anniversary of the Closing Date, the Investor and their respective Affiliates (taken together) may Dispose in a single calendar quarter of no more than 25% of the Investment Shares purchased at the Closing (subject to stock splits, reverse stock splits, combinations, recapitalizations and similar events).

(b)       With respect to any sale or transfer of the Investment Shares, each Investor or its Affiliate, as the case may be, shall not make any such sale or transfer unless the sale or transfer is made pursuant to Rule 144 or similar provisions of federal securities laws as in effect from time to time.

(c)       In the event the Company proposes to sell securities in an underwritten offering or private placement prior to April 7, 2010, the Investor shall, if requested by the Company and, if applicable, the underwriter or placement agent in such transaction, agree not to sell or otherwise transfer or dispose of any Common Stock of the Company held by the Investor for a specified period of time, such period of time not to exceed ninety (90) days; provided all the Company’s directors and officers are similarly bound.  Such agreement shall be in writing in a form satisfactory to the Company and underwriter or placement agent, if applicable, in such transaction.  The Company may impose stop transfer instructions with respect to the Common Stock subject to the foregoing restrictions until the end of the lock-up period.  The Company may request no more than one (1) lock-up period per calendar year.

5.3           Legends.  The certificate representing the Investment Shares shall bear the following legends:

(a)       “These securities have not been registered under the Securities Act of 1933.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to the issuer) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”;

(b)       any legend required by applicable state securities laws; and

(c)       “These securities are also subject to and shall be transferable only upon the terms and conditions of a Stock Purchase Agreement dated as of April 7, 2006, a copy of which is on file with the Secretary of the Issuer.”

5.4           Current Public Information.  For so long as the Common Stock continues to be registered under the Exchange Act or, if earlier, until such time as the Investor no longer holds any of Investment Shares, the Company shall:

(a)       make and keep available, at all times, adequate public information as required under paragraph (c) of Rule 144 under the Securities Act; and

(b)       file with the SEC in a timely manner all reports and other documents required of the Company under Sections 13, 14, and 15(d) of the Exchange Act.

ARTICLE 6
CONDITIONS

6.1           Conditions to the Obligation of Investor. The obligation of the Investor to purchase the Investment Shares pursuant to this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions, any and all of which may be waived in whole or in part by the Investor to the extent permitted by applicable law:

(a)       No Order or Decree. No order, decree, judgment, or injunction shall have been issued by a Governmental Authority and shall be in effect which restrains, enjoins, prevents, or otherwise makes illegal the consummation of the purchase and sale of the Investment Shares pursuant to this Agreement.

(b)       Representations and Warranties. Each of the representations and warranties of the Company in Article 3 shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (or, to the extent any such representation and warranty speaks only as of a specific date or period, as of such date or period).

(c)       At the Closing, Investor shall have received (i) a certificate of the Company dated the Closing Date and executed by an authorized officer of the Company certifying to the fulfillment of the condition specified in Section 6.1(b) and (ii) a good standing certificate with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date prior to the Closing Date.

6.2           Conditions to the Obligation of the Company. The obligation of the Company to issue and sell the Investment Shares to the Investor pursuant to this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

(a)       No Order or Decree. No order, decree, judgment, or injunction shall have been issued by a Governmental Authority shall be in effect which restrains, enjoins, prevents, or otherwise makes illegal the consummation of the purchase and sale of the Investment Shares pursuant to this Agreement.

(b)       Representations and Warranties. Each of the representations and warranties of each Investor in Article 4 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or, to the extent any such representation and warranty speaks only as of a specific date or period, as of such date or period).

ARTICLE 7
TERMINATION

7.1           Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Investor and the Company.

7.2           Termination by Either Party.  This Agreement may be terminated by either Investor or the Company if the Closing shall not have occurred by May 3, 2006; provided, however, that the right to terminate pursuant to this Section 7.2 shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before May 3, 2006.

7.3           Effect of Termination. In the event that this Agreement is terminated pursuant to this Article 7, this Agreement shall be of no further force or effect and no party shall have any further liability or obligation hereunder, except that such termination shall not relieve any party from liabilities or damages arising out of any breach of this agreement prior to termination.

ARTICLE 8
MISCELLANEOUS

8.1           Remedies.  In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity or action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

8.2           Successors and Assigns.  Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Except as otherwise expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without (a) the prior written consent of the Company in the case of any assignment by the Investor, or (b) the prior written consent of the Investor in the case of any assignment by the Company, except in each case to any third party who acquires all or substantially all of the business of the assigning party by merger, sale of assets or otherwise.  Notwithstanding the foregoing, upon prior written notice to the Company, the Investor may assign the right and obligation to purchase the Investment Shares for the Purchase Price, and all of its other rights and obligations hereunder, to any of its Affiliates; provided that the Investor shall remain liable for the performance of such obligations.

8.3           Entire Agreement.  This Agreement contains the complete understanding of the parties to this Agreement with respect to the subject matter hereof and supersedes all prior understandings and writings relating to the subject matter hereof.

8.4           Governing Law; Submission to Jurisdiction.  This Agreement will be construed, and the respective rights of the Investor and the Company hereunder determined, according to the substantive law of the State of Delaware, without regard to the provisions governing conflicts of law.  Each of the Investor and the Company irrevocably submits to the exclusive jurisdiction of the state courts of, or the United States federal courts located in the state of Delaware, for purposes of any suit, action or other proceeding arising out of this Agreement or any transaction or matter contemplated hereby, and each of the Investor and the Company irrevocably agrees that it will not object to such venue or the jurisdiction of such courts.

8.5           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

8.6           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7           Notices.  All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth below and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service, or (d) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid.  Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission).  Either party may change its address by giving notice to the other party in the manner provided above.

GGL:	With a required copy to:
Glaxo Wellcome House	GlaxoSmithKline
Berkeley Avenue	2301 Renaissance Blvd.
Greenford, Middlesex	MailStop RN0220
UB6 0NN	King of Prussia, PA 19101
United Kingdom	Attn: Vice President &
Attn: Corporate Secretariat	Associate General Counsel
Facsimile: 44 20 8047 6904	Facsimile: 610-787-7084

SBC:	With a required copy to:
One Franklin Plaza (FP2355)	GlaxoSmithKline
200 N. 16th Street	One Franklin Plaza (PFP2355)
Philadelphia, PA 19102	200 N. 16th Street 19102
Attn: Corporate Secretariat	Philadelphia, PA 19102
Facsimile: 215-751-5349	Attn: VP & Associate General
Counsel, Corporate Functions- US
Facsimile: 215-751-5349

Praecis:	With a required copy to:
Praecis Pharmaceuticals Inc.	Kent Coit, Esquire
830 Winter Street	Skadden, Arps, Slate, Meagher & Flom LLP
Waltham, Massachusetts 02451	One Beacon Street
Attn: Chief Executive Officer	Boston, Massachusetts 02108
Facsimile: 781-890-7471	Facsimile: 617-573-4822

8.8           Expenses.  Each party shall pay its own fees and expenses with respect to this Agreement and the transactions contemplated hereby.

8.9           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

8.10         Severability.  If, under applicable laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (“Severed Clause”), then, it is mutually agreed that this Agreement shall endure except for the Severed Clause.  The parties to this Agreement shall consult and use their reasonable best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such Severed Clause in light of the intent of this Agreement.

8.11         Press Release.  The Company shall issue a press release announcing the signing of the Transaction Agreements no later than one (1) Business Day following the date of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

PRAECIS PHARMACEUTICALS INCORPORATED

By:	/s/ Kevin F. McLaughlin
Name: Kevin F. McLaughlin
Title: President and CEO

SMITHKLINE BEECHAM CORPORATION, D/B/A GLAXOSMITHKLINE

By:	/s/ Donald F. Parman
Name: Donald F. Parman
Title: Vice President and Secretary

GLAXO GROUP LIMITED

By:	/s/ Simon Bicknell
Name: Simon Bicknell
Title: Company Secretary

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT